                                                                     Exhibit 4.3

 THIS CERTIFICATE WILL BE VALUELESS IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
        BY 5:00 P.M., EASTERN STANDARD TIME, ON ________________, 1999

                        RIGHTS SUBSCRIPTION CERTIFICATE

                           NEWS COMMUNICATIONS, INC.
                           -------------------------

CERTIFICATE #______________                    CUSIP #652484


THIS CERTIFICATE IS NOT TRANSFERABLE.

     The terms and conditions of the Rights Offering to which this certificate applies are set forth in the prospectus of News Communications, Inc. dated January ___, 1999, relating to 3,833,333 shares of the company's common stock, and are incorporated herein by reference. Copies of the prospectus are available upon request from the company at its offices located at 174-15 Horace Harding Expressway, Fresh Meadows, NY 11365, Attn: Chief Financial Officer, and from Continental Stock Transfer & Trust Company at its offices located at 2 Broadway, New York, New York 10004, Attn: William Seegraber (the "Subscription Agent"). Capitalized terms used in this certificate without definition shall have the meanings set forth in the prospectus.

 ______________________________________________________________________________
          SUBSCRIPTION PRICE:               $1.50 PER SHARE

          REGISTERED HOLDER:                [TO INSERT LABEL HERE WITH
                                            NAME, ADDRESS, # OF SHARES OWNED]

 ______________________________________________________________________________

     IMPORTANT The Rights represented by this certificate may be exercised, in whole or in part, by completing Sections 1 and 2 (if applicable) below and signing where indicated. If your instructions on this certificate are unclear or insufficient to describe the proper action to be taken with respect to the Rights, the Subscription Agent has the authority to interpret your instructions and take such action as he believes you intended. Before exercising any rights, registered holders are urged to read the prospectus carefully and in its entirety.

     The registered holder whose name is set forth herein is entitled to subscribe for a minimum of one share and a maximum of two shares (based on availability) of the common stock of the News Communications, Inc. at a subscription price of $1.50 per share for every share of common stock owned and every share of $10 convertible preferred stock owned by such registered holder. Payment of the full subscription price for all shares subscribed for upon exercise of the Rights must accompany this properly completed and duly executed certificate, payable in U.S. dollars, by personal check or money order drawn on a bank located in the United States, payable to "News Communications, Inc. Escrow Account."


Dated:  ______________________        NEWS COMMUNICATIONS, INC.



                                         ____________________________________
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                           NEWS COMMUNICATIONS, INC.

     INSTRUCTIONS: To exercise all or part of the Rights evidenced by this certificate, please complete Section 1. If you would like to have the Subscription Agent deliver shares issued upon the exercise of your Rights to another person or delivered to an address other than the one listed on the first page of this certificate, please also complete Section 2 and obtain the required signature guarantee by a medallion institution. You must deliver this certificate to the Subscription Agent, at the address set forth above, along with the total subscription price by 5:00 p.m. Eastern Standard Time on February , 1999.

     ANY EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.

     SECTION 1 EXERCISE AND SUBSCRIPTION: The undersigned hereby exercises Rights to subscribe for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

(Please print all information clearly and legibly)


     Subscriber Name:  ____________________________________


     I subscribe for ____________________ shares of common stock of the Company.
               (Number of shares  whole number only)
              (Number may not be less than 10 shares)


     TOTAL SUBSCRIPTION PRICE:  ___________________  x  $1.50 = $_______________
                            (Number of shares subscribed for)


     Enclosed is a [    ] Check or [    ] Money Order (check one) in the amount
     of $___________________ payable to "News Communications, Inc. Escrow Account."
     Please write the certificate #, set forth on the first page, on your check or money order.


     *NOTE: If you exercised your Right to receive two shares for every share owned, and the number of shares remaining in the Rights Offering is insufficient, you will receive a pro rata portion of the remaining shares based on the number of shares you owned, and you will receive a refund for the amount overpaid.

     Unless otherwise indicated in Section 2 below, the Subscription Agent is hereby authorized to issue and deliver certificates for the Shares subscribed for to you at the address appearing on the first page of this certificate.


Dated:  _____________________, 1999      _______________________________________

                                         _______________________________________
                                         (Signature of holder(s) exactly as
                                         appears on the first page of this
                                         certificate)

SECTION 2  SPECIAL INSTRUCTIONS

If this section is completed, your signature in Section 1 above must be guaranteed by a medallion guarantor.


[   ]  CHECK HERE IF, UPON EXERCISE OF YOUR RIGHTS, YOU WOULD LIKE THE
       SUBSCRIPTION AGENT TO DELIVER THE SHARES TO ANOTHER PERSON OR DELIVERED TO AN ADDRESS OTHER THAN THE ONE LISTED ON THE FIRST PAGE OF THIS CERTIFICATE.

     I would like the shares delivered to the following person at the following address:

Name:                                __________________________________

Address:                             __________________________________

                                     __________________________________

Taxpayer ID # or Social Security #:  __________________________________



SIGNATURE GUARANTEE (to be executed only if Section 2 is completed)
The undersigned, an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the holder set forth above is genuine.


Firm Name:               ____________________________________

Authorized Signature:    ____________________________________

Name and Title           ____________________________________

Address                  ____________________________________

                         ____________________________________

Telephone Number         ____________________________________

Dated:                   _______________________, 1999